Exhibit 99.1
MEDLEY MANAGEMENT INC. REPORTS SECOND QUARTER 2019 RESULTS

NEW YORK, August 14, 2019 (GLOBE NEWSWIRE) -- Medley Management Inc. (NYSE: MDLY) today reported its financial results for its second quarter ended June 30, 2019.
Highlights

•	Fee earning assets under management were $2.5 billion as of June 30, 2019

•	Total assets under management were $4.4 billion as of June 30, 2019

•	Total revenues were $12.9 million for the three months ended June 30, 2019 and $26.7 million for the six months ended June 30, 2019

•	U.S. GAAP net loss per share attributable to Medley Management Inc. was $0.03 for Q2 2019

•	Core Net Income Per Share was $0.02 for Q2 2019

•	The board of directors did not declare a dividend for this quarter

Results of Operations for the Three Months Ended June 30, 2019
Total revenues were $12.9 million for the three months ended June 30, 2019 compared to $15.2 million for the same period in 2018. The decrease was due primarily to lower base management fees from our permanent capital vehicles as a result of a decrease in fee earning assets under management.
Total expenses from operations were $11.1 million for the three months ended June 30, 2019 compared to $11.6 million for the same period in 2018. The decrease was due primarily to lower salaries and expenses associated with our consolidated fund, STRF, partly offset by an increase in severance and insurance expense. Included in total expenses are costs associated with our pending merger of $1.1 million and $0.9 million for the three months ended June 30, 2019 and 2018, respectively.
Total other expenses, net were $8.7 million for the three months ended June 30, 2019 compared to $5.8 million for the same period in 2018. The unfavorable variance was due primarily to a $6.0 million unrealized loss on our investment in MCC during the three months ended June 30, 2019 as compared to a $4.0 million unrealized loss recorded during the same period in 2018 as well as a $0.8 million reduction in dividend income from our investment in shares of MCC during the three months ended June 30, 2019 as compared to the same period in 2018. The $6.0 million unrealized loss during the three months ended June 30, 2019 and the $4.0 million unrealized loss during the same period in 2018 were allocated to non-controlling interests in consolidated subsidiaries which did not have any impact on the income attributed to Medley Management Inc. and non-controlling interests in Medley LLC.
Net loss attributable to Medley Management Inc. and non-controlling interests in Medley LLC was $1.1 million for the three months ended June 30, 2019 compared to net income of less than $0.1 million for the same period in 2018. Medley Management Inc.’s net loss per share was $0.03 for the three months ended June 30, 2019 compared to net loss per share of $0.08 for the same period in 2018.
Pre-Tax Core Net Income was $0.8 million for the three months ended June 30, 2019 compared to Pre-Tax Core Net Income of $2.4 million for the same period in 2018. Core Net Income Per Share was $0.02 for the three months ended June 30, 2019, compared to Core Net Income Per Share of $0.05 for the same period in 2018. Core EBITDA was $3.8 million for the three months ended June 30, 2019 compared to $5.4 million for the same period in 2018.

Results of Operations for the Six Months Ended June 30, 2019
Total revenues were $26.7 million for the six months ended June 30, 2019 compared to $29.5 million for the same period in 2018. The decrease was due primarily to lower base management fees from our permanent capital vehicles as a result of a decrease in fee earning assets under management, partly offset by an increase in investment income.
Total expenses from operations were $22.3 million for the six months ended June 30, 2019 compared to $24.5 million for the same period in 2018. The decrease was due primarily to a decrease in severance, salaries, professional fees and expenses associated with our consolidated fund, STRF, offset in part by an increase in stock-based compensation expense. Included in total expenses are costs associated with our pending merger of $1.4 million and $1.8 million for the six months ended June 30, 2019 and 2018, respectively.
Total other expenses, net were $7.4 million for the six months ended June 30, 2019 compared to $16.8 million for the same period in 2018. The favorable variance was due primarily to a $2.5 million unrealized loss on our investment in MCC during the six months ended June 30, 2019 as compared to a $13.6 million unrealized loss recorded during the same period in 2018 which was partly offset by a $1.6 million reduction in dividend income from our investment in shares of MCC during the six months ended June 30, 2019 as compared to the same period in 2018. The entire $2.5 million unrealized loss in the six months ended June 30, 2019 and $10.1 million of the $13.6 million unrealized loss during the same period in 2018 were allocated to non-controlling interests in consolidated subsidiaries which did not have any impact on the income attributed to Medley Management Inc. and non-controlling interests in Medley LLC.
Net loss attributable to Medley Management Inc. and non-controlling interests in Medley LLC was $1.5 million for the six months ended June 30, 2019 compared to a net loss of $5.1 million for the same period in 2018. Medley Management Inc.’s net loss per share was $0.04 for the six months ended June 30, 2019 compared to net loss per share of $0.34 for the same period in 2018.
Pre-Tax Core Net Income was $1.6 million for the six months ended June 30, 2019 compared to Pre-Tax Core Net Income of $4.5 million for the same period in 2018. Core Net Income Per Share was $0.03 for the six months ended June 30, 2019, compared to Core Net Income Per Share of $0.10 for the same period in 2018. Core EBITDA was $7.7 million for the six months ended June 30, 2019 compared to $10.4 million for the same period in 2018.

Investor Contact:

Sam Anderson
Head of Capital Markets & Risk Management
Medley Management Inc.
212-759-0777

Media Contact:

Jonathan Gasthalter/Nathaniel Garnick
Gasthalter & Co. LP
212-257-4170

Key Performance Indicators:

	For the Three Months Ended June 30, (unaudited)		For the Six Months Ended June 30, (unaudited)
	2019	2018	2019	2018

	(dollars in thousands, except AUM, share and per share amounts)
Consolidated Financial Data:
Pre-Tax Loss	$(6,848)	$(2,264)	$(3,109)	$(11,715)
Net (loss) income attributable to Medley Management Inc. and non-controlling interests in Medley LLC	$(1,104)	$5	$(1,537)	$(5,122)
Net loss per Class A common stock	$(0.03)	$(0.08)	$(0.04)	$(0.34)
Net Income Margin (1)	(8.6)%	—%	(5.8)%	(17.3)%
Weighted average shares - Basic and Diluted	5,847,883	5,543,802	5,801,531	5,513,719

Non-GAAP Data:
Pre-Tax Core Net Income (2)	$778	$2,421	$1,582	$4,529
Core Net Income (2)	$660	$2,018	$1,365	$3,275
Core EBITDA (3)	$3,827	$5,351	$7,707	$10,359
Core Net Income Per Share (4)	$0.02	$0.05	$0.03	$0.10
Core Net Income Margin (5)	4.1%	10.7%	4.0%	10.2%
Pro-Forma Weighted Average Shares Outstanding (6)	33,365,615	31,790,112	32,745,161	31,215,945

Other Data (at period end, in millions):
AUM	$4,422	$5,036	$4,422	$5,036
Fee Earning AUM	$2,472	$2,960	$2,472	$2,960

(1)	Net Income Margin equals Net income (loss) attributable to Medley Management Inc. and non-controlling interests in Medley LLC divided by total revenue.

(2)
Pre-Tax Core Net Income is calculated as Core Net Income before income taxes. Core Net Income reflects net income (loss) attributable to Medley Management Inc. and non-controlling interests in Medley LLC adjusted to exclude reimbursable expenses associated with the launch of funds, stock-based compensation associated with restricted stock units that were granted in connection with our IPO, non-recurring expenses associated with strategic initiatives, such as our pending merger with Sierra, other non-core items and the income tax expense associated with the foregoing adjustments. Please refer to the reconciliation of Core Net Income to Net income (loss) attributable to Medley Management Inc. and non-controlling interests in Medley LLC in Exhibit B for additional details.

(3)
Core EBITDA is calculated as Core Net Income before interest expense, income taxes, depreciation and amortization. Please refer to the reconciliation of Core EBITDA to Net income (loss) attributable to Medley Management Inc. and non-controlling interests in Medley LLC in Exhibit B for additional details.

(4)
Core Net Income Per Share is calculated as Core Net Income, adjusted for the income tax effect of assuming that all of our pre-tax earnings were subject to federal, state and local corporate income taxes, divided by Pro-Forma Weighted Average Shares Outstanding (as defined below). We assume that all of our pre-tax earnings are subject to federal, state and local corporate income taxes. In determining corporate income taxes, we used a combined effective corporate tax rate of 33.0%. Please refer to the calculation of Core Net Income Per Share in Exhibit C for additional details.

(5)	Core Net Income Margin equals Core Net Income Per Share divided by total revenue per share.

(6)
The calculation of Pro-Forma Weighted Average Shares Outstanding assumes the conversion by the pre-IPO holders of up to 26,316,642 vested and unvested LLC Units for 26,316,642 shares of Class A common stock at the beginning of each period presented, as well as the vesting of the weighted average number of restricted stock units granted to employees and directors during each of the periods presented.

Fee Earning AUM
The table below presents the quarter-to-date roll forward of our total fee earning AUM:

				% of Fee Earning AUM
	Permanent Capital Vehicles	Long-dated Private Funds and SMAs	Total	Permanent Capital Vehicles	Long-dated Private Funds and SMAs

	(Dollars in millions)
Ending balance, March 31, 2019	$1,713	$998	$2,711	63%	37%
Commitments	13	29	42
Capital reduction	(135)	—	(135)
Distributions	(16)	(67)	(83)
Change in fund value	(48)	(15)	(63)
Ending balance, June 30, 2019	$1,527	$945	$2,472	62%	38%
Total fee earning AUM decreased by $239.0 million, or 9%, to $2.5 billion as of June 30, 2019 compared to March 31, 2019, due primarily to debt repayments representing capital reductions, distributions and changes in fund value.
The table below presents the roll forward of fee earning AUM for the six months ended June 30, 2019

				% of Fee Earning AUM
	Permanent Capital Vehicles	Long-dated Private Funds and SMAs	Total	Permanent Capital Vehicles	Long-dated Private Funds and SMAs

	(Dollars in millions)
Ending balance, December 31, 2018	$1,743	$1,042	$2,785	63%	37%
Commitments	8	82	90
Capital reduction	(135)	—	(135)
Distributions	(35)	(131)	(166)
Change in fund value	(54)	(48)	(102)
Ending balance, June 30, 2019	$1,527	$945	$2,472	62%	38%
Total fee earning AUM decreased by $313.0 million, or (11)%, to $2.5 billion as of June 30, 2019 compared to December 31, 2018, due primarily to distributions, debt repayments representing capital reductions and changes in fund value.
Dividend Declaration

Medley did not declare a dividend this quarter. Medley’s board of directors will continue to monitor the dividend policy on an ongoing basis.
About Medley
Medley is an alternative asset management firm offering yield solutions to retail and institutional investors. Medley’s national direct origination franchise is a premier provider of capital to the middle market in the U.S. Medley has $4.4 billion of assets under management in two business development companies, Medley Capital Corporation (NYSE:MCC) (TASE:MCC) and Sierra Income Corporation, a credit interval fund, Sierra Total Return Fund (NASDAQ:SRNTX) and several private investment vehicles. Over the past 17 years, Medley has provided capital to over 400 companies across 35 industries in North America.(1)
Medley LLC, the operating company of Medley Management Inc., has outstanding bonds which trade on the NYSE under the symbols (NYSE:MDLX) and (NYSE:MDLQ). Medley Capital Corporation is dual-listed on the New York Stock Exchange (NYSE:MCC) and the Tel Aviv Stock Exchange (TASE:MCC) and has outstanding bonds which trade on both the New York Stock Exchange under the symbols (NYSE:MCV), (NYSE:MCX) and the Tel Aviv Stock Exchange under the symbol (TASE: MCC.B1).

Forward-Looking Statements
Statements included herein may contain "forward-looking statements." Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of assumptions, risks and uncertainties, which change over time. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors, including those described from time to time in filings by the Company with the Securities and Exchange Commission, including those described in the section “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Except as required by law, the Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements made herein speak only as of the date of this press release.
Non-GAAP Financial Measures
We make reference to certain non-GAAP financial measures in this press release. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP is contained in the tables attached hereto.
Non-GAAP measures used by management include Pre-Tax Core Net Income, Core Net Income, Core EBITDA, Core Net Income Per Share and Core Net Income Margin. Management believes that these measures provide analysts, investors and management with helpful information regarding our underlying operating performance and our business, as they remove the impact of items management believes are not reflective of underlying operating performance. These non-GAAP measures are also used by management for planning purposes, including the preparation of internal budgets; and for evaluating the effectiveness of operational strategies. Additionally, we believe these non-GAAP measures provide another tool for investors to use in comparing our results with other companies in our industry, many of whom use similar non-GAAP measures. There are limitations associated with the use of non-GAAP financial measures as compared to the use of the most directly comparable U.S. GAAP financial measure and these measures supplement and should be considered in addition to and not in lieu of the results of operations discussed below. Furthermore, such measures may be inconsistent with measures presented by other companies.
This press release does not constitute an offer for any Medley fund.
Available Information
Medley Management Inc.’s filings with the Securities and Exchange Commission, press releases, earnings releases and other financial information are available at www.mdly.com.

(1) Medley Management Inc. is the parent company of Medley LLC and several registered investment advisors (collectively, "Medley”). Assets under management refers to assets of our funds, which represents the sum of the net asset value of such funds, the drawn and undrawn debt (at the fund level, including amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). Assets under management are as of June 30, 2019.

Exhibit A. Consolidated Statements of Operations of Medley Management Inc.

	For the Three Months Ended June 30, (unaudited)		For the Six Months Ended June 30, (unaudited)
	2019	2018	2019	2018

	(in thousands, except share and per share data)
Revenues
Management fees	$10,208	$11,965	$21,121	$24,050
Other revenues and fees	2,669	3,038	5,110	5,367
Investment income:
Carried interest	441	432	793	597
Other investment loss, net	(436)	(284)	(373)	(467)
Total Revenues	12,882	15,151	26,651	29,547

Expenses
Compensation and benefits	6,958	7,307	14,979	15,638
General, administrative and other expenses	4,106	4,342	7,360	8,851
Total Expenses	11,064	11,649	22,339	24,489

Other Income (Expense)
Dividend income	188	960	760	2,389
Interest expense	(2,874)	(2,715)	(5,772)	(5,396)
Other expenses, net	(5,980)	(4,011)	(2,409)	(13,766)
Total other expenses, net	(8,666)	(5,766)	(7,421)	(16,773)
Loss before income taxes	(6,848)	(2,264)	(3,109)	(11,715)
(Benefit from) provision for income taxes	(70)	195	(93)	385
Net Loss	(6,778)	(2,459)	(3,016)	(12,100)
Net loss attributable to redeemable non-controlling interests and non-controlling interests in consolidated subsidiaries	(5,674)	(2,464)	(1,479)	(6,978)
Net (loss) income attributable to non-controlling interests in Medley LLC	(921)	133	(1,282)	(3,766)
Net Loss Attributable to Medley Management Inc.	$(183)	$(128)	$(255)	$(1,356)

Net Loss Per Share of Class A Common Stock:
Basic	$(0.03)	$(0.08)	$(0.04)	$(0.34)
Diluted	$(0.03)	$(0.08)	$(0.04)	$(0.34)
Weighted average shares outstanding - Basic and Diluted	5,847,883	5,543,802	5,801,531	5,513,719

Exhibit B. Reconciliation of Core Net Income and Core EBITDA to Net income (loss) attributable to Medley Management Inc. and non-controlling interests in Medley LLC

	For the Three Months Ended June 30, (unaudited)		For the Six Months Ended June 30, (unaudited)
	2019	2018	2019	2018

	(in thousands)
Net loss attributable to Medley Management Inc.	$(183)	$(128)	$(255)	$(1,356)
Net (loss) income attributable to non-controlling interests in Medley LLC	(921)	133	(1,282)	(3,766)
Net (loss) income attributable to Medley Management Inc. and non-controlling interests in Medley LLC	$(1,104)	$5	$(1,537)	$(5,122)
Reimbursable fund startup expenses	94	442	261	1,065
IPO date award stock-based compensation	231	433	273	574
Expenses associated with strategic initiatives	1,105	939	1,416	1,791
Other non-core items:
Unrealized losses on shares of MCC	—	—	—	3,543
Severance expense	522	338	1,262	2,224
Other	—	69	—	69
Income tax expense on adjustments	(188)	(208)	(310)	(869)
Core Net Income	$660	$2,018	$1,365	$3,275
Interest expense	2,875	2,715	5,773	5,396
Income taxes	118	403	217	1,254
Depreciation and amortization	174	215	352	434
Core EBITDA	$3,827	$5,351	$7,707	$10,359

Exhibit C. Calculation of Core Net Income Per Share

	For the Three Months Ended June 30, (unaudited)		For the Six Months Ended June 30, (unaudited)
	2019	2018	2019	2018

	(in thousands, except share and per share amounts)
Numerator
Core Net Income	$660	$2,018	$1,365	$3,275
Add: Income taxes	118	403	217	1,254
Pre-Tax Core Net Income	$778	$2,421	$1,582	$4,529

Denominator
Class A common stock	5,847,883	5,543,802	5,801,531	5,513,719
Conversion of LLC Units and restricted LLC Units to Class A common stock	25,183,862	24,372,591	24,918,611	24,023,329
Restricted Stock Units	2,333,870	1,873,719	2,025,019	1,678,897
Pro-Forma Weighted Average Shares Outstanding (1)	33,365,615	31,790,112	32,745,161	31,215,945
Pre-Tax Core Net Income Per Share	$0.02	$0.08	$0.05	$0.15
Less: corporate income taxes per share (2)	—	(0.03)	(0.02)	(0.05)
Core Net Income Per Share	$0.02	$0.05	$0.03	$0.10

(1)
The calculation of Pro-Forma Weighted Average Shares Outstanding assumes the conversion by the pre-IPO holders of up to 26,316,642 vested and unvested LLC Units for 26,316,642 shares of Class A common stock at the beginning of each period presented, as well as the vesting of the weighted average number of restricted stock units granted to employees and directors during each of the periods presented.

(2)
Assumes that all of our pre-tax earnings are subject to federal, state and local corporate income taxes. In determining corporate income taxes, we used a combined effective corporate tax rate of 33.0%.

Exhibit D. Reconciliation of Net Income Margin to Core Net Income Margin

	For the Three Months Ended June 30, (unaudited)		For the Six Months Ended June 30, (unaudited)
	2019	2018	2019	2018

Net Income Margin	(8.6)%	—%	(5.8)%	(17.3)%
Reimbursable fund startup expenses (1)	0.7%	2.9%	1.0%	3.6%
IPO date award stock-based compensation (1)	1.8%	2.9%	1.0%	1.9%
Expenses associated with strategic initiatives (1)	8.6%	6.2%	5.3%	6.1%

Other non-core items:(1)
Unrealized losses on shares of MCC	—%	—%	—%	12.0%
Severance expense	4.1%	2.2%	4.7%	7.5%
Other	—%	0.5%	—%	0.2%
Provision for income taxes (1)	(0.5)%	1.3%	(0.3)%	1.3%
Corporate income taxes (2)	(2.0)%	(5.3)%	(2.0)%	(5.1)%
Core Net Income Margin	4.1%	10.7%	4.0%	10.2%

(1)	Adjustments to Net income (loss) attributable to Medley Management Inc. and non-controlling interests in Medley LLC to calculate Core Net Income are presented as a percentage of total revenue.

(2)	Assumes that all of our pre-tax earnings are subject to federal, state and local corporate income taxes. In determining corporate income taxes, we used a combined effective corporate tax rate of 33.0%

Exhibit E. Consolidated Balance Sheets of Medley Management Inc.

	As of
	June 30, 2019 (unaudited)	December 31, 2018

	(in thousands)
Assets
Cash and cash equivalents	$10,211	$17,219
Investments, at fair value	33,575	36,425
Management fees receivable	9,226	10,274
Right-of-use assets under operating leases	7,418	—
Other assets	15,159	14,298
Total Assets	$75,589	$78,216

Liabilities, Redeemable Non-controlling Interests and Equity
Liabilities
Senior unsecured debt, net	$117,999	$117,618
Loans payable, net	10,000	9,892
Due to former minority interest holder, net	9,301	11,402
Operating lease liabilities	9,267	—
Accounts payable, accrued expenses and other liabilities	19,036	26,739
Total Liabilities	165,603	165,651

Redeemable Non-controlling Interests	19,577	23,186

Equity
Class A common stock	59	57
Class B common stock	—	—
Additional paid in capital	10,434	7,529
Accumulated deficit	(19,812)	(19,618)
Total stockholders' deficit, Medley Management Inc.	(9,319)	(12,032)
Non-controlling interests in consolidated subsidiaries	(416)	(747)
Non-controlling interests in Medley LLC	(99,856)	(97,842)
Total Deficit	(109,591)	(110,621)
Total Liabilities, Redeemable Non-controlling Interests and Equity	$75,589	$78,216